UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 18, 2025
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Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Allen Center

333 Clay Street,	Suite 4400

Houston,	Texas	77002
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into a material definitive agreement

On February 18, 2025, a wholly owned subsidiary of Civeo Corporation (the “Company”), Civeo Pty Ltd (the “Buyer”), entered into an Asset Sale and Purchase Agreement (the “Purchase Agreement”) with the seller parties named therein (the “Sellers”) and Graham William Cleary as the Seller Guarantor (collectively with the Sellers and the Buyer, the “Parties”). Under the terms and subject to the conditions set forth in the Purchase Agreement, at closing, the Buyer will acquire four villages with 1,340 rooms in Australia’s Bowen Basin and the associated assets and customer contracts (the “Assets”). The consideration for the acquisition payable at closing will be A$105,000,000, subject to certain adjustments and provisions contained in the Purchase Agreement.

Consummation of the transactions contemplated by the Purchase Agreement is subject to various closing conditions, including but not limited to: (i) the written consent from each customer party to a customer contract, consenting to the assignment of such contract to the Buyer, or a novation of such contract in favor of the Buyer, in each case on terms acceptable to the Buyer; (ii) the Buyer having obtained, on terms acceptable to it, all authorizations, consents, licenses and permits required for it to conduct the Assets, including shared facility accommodation certificates; and (iii) receipt of certain other certificates, approvals, amendments and licenses identified therein. The Purchase Agreement may be terminated by any Party by notice given to each other Party if such conditions are not satisfied or waived by the Buyer by August 18, 2025 (or such later date as is agreed by the Parties), provided that this period is subject to extension on a rolling monthly basis, for up to an additional six months, in certain circumstances.

The Purchase Agreement contains customary representations, warranties and covenants by each Party. The covenants relate to, among other things, the conduct by the Sellers during the period between the signing of the Purchase Agreement and the closing and the Parties’ efforts to obtain the applicable certificates, approvals and licenses in connection with the Purchase Agreement. Each Seller has agreed to indemnify the Buyer for losses incurred for breaches of representations and warranties and certain other matters, subject to specified limitations.
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The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Purchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2025

            CIVEO CORPORATION

                    By: /s/ E. Collin Gerry ,
                    Name:    E. Collin Gerry
Title:    Senior Vice President, Chief Financial Officer and Treasurer